Exhibit 10.31

Wells Forgo Bank, National Association

FIRST MODIFICATION TO PROMISSORY NOTE

THIS FIRST MODIFICATION TO PROMISSORY NOTE (this “Modification”) is entered into as of the 8th day of January, 2015, by and between AMERICAN CARESOURCE HOLDINGS, INC. (“Borrower”), and WELLS FARGO BANK, NATIONAL ASSOCIATION (“Bank”).

RECITALS

WHEREAS, Borrower is currently indebted to Bank pursuant to the terms and conditions of that certain Revolving Line of Credit Note in the maximum principal amount of $5,000,000.00, executed by Borrower and payable to the order of Bank, dated as of July 30, 2014 (the “Note”), which Note is subject to the terms and conditions of a credit agreement between Borrower and Bank dated as of July 30, 2014, as amended from time to time (the “Credit Agreement”).

WHEREAS, Bank and Borrower have agreed to certain changes in the terms and conditions set forth in the Note, and have agreed to modify the Note to reflect said changes.

NOW, THEREFORE, for valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree that the Note shall be modified as follows:

1.          Paragraph (b) under the heading “BORROWING AND REPAYMENT” is hereby deleted in its entirety, and the following substituted therefor:

“(b) Advances. Advances hereunder, to the total amount of the principal sum stated above, may be made by the holder at the oral or written request of (i) Adam S. Winger or Richard W. Turner, any one acting alone, who are authorized to request advances and direct the disposition of any advances until written notice of the revocation of such authority is received by the holder at the office designated above, or (ii) any person, with respect to advances deposited to the credit of any deposit account of Borrower, which advances, when so deposited, shall be conclusively presumed to have been made to or for the benefit of Borrower regardless of the fact that persons other than those authorized to request advances may have authority to draw against such account. The holder shall have no obligation to determine whether any person requesting an advance is or has been authorized by Borrower.”

2.          The effective date of the changes set forth herein shall be as of the date of this Modification.

3.          Except as expressly set forth herein, all terms and conditions of the Note remain in full force and effect, without waiver or modification. All terms defined in the Note or the Credit Agreement shall have the same meaning when used in this Modification. This Modification and the Note shall be read together, as one document.

4.          Borrower certifies that as of the date of this Modification there exists no Event of Default under the Note, nor any condition, act or event which with the giving of notice or the passage of time or both would constitute any such Event of Default.

5.          By signing below, Borrower acknowledges receipt of a copy of this Modification.

IMPORTANT: READ BEFORE SIGNING. THE TERMS OF THIS AGREEMENT SHOULD BE READ CAREFULLY BECAUSE ONLY THOSE TERMS IN WRITING ARE ENFORCEABLE. NO OTHER TERMS OR ORAL PROMISES NOT CONTAINED IN THIS WRITTEN CONTRACT MAY BE LEGALLY ENFORCED. YOU MAY CHANGE THE TERMS OF THIS AGREEMENT ONLY BY ANOTHER WRITTEN AGREEMENT. THIS NOTICE ALSO APPLIES TO ANY OTHER CREDIT AGREEMENTS NOW IN EFFECT BETWEEN YOU AND THIS LENDER.

IN WITNESS WHEREOF, the parties hereto have caused this Modification to be executed as of the day and year first written above.

AMERICAN CARESOURCE HOLDINGS, INC.		WELLS FARGO BANK, NATIONAL ASSOCIATION

By:	/s/ Richard W. Turner	By:	/s/ Rebecca Gibson
	Richard W. Turner, CEO		Rebecca Gibson, Vice President

Address:	1170 Peachtree Street, Ste. 2350 Atlanta, Georgia 30309

(SEAL)

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